EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to billserv.com, Inc. 1999 Non-employee Director Plan, of our report dated January 27, 2000, appearing in Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, File No. 000-30152 (Form 10-K) filed with the Securities and Exchange Commission on February 11, 2000.


/s/ ERNST & YOUNG LLP
    ERNST & YOUNG LLP

San Antonio, Texas

February 14, 2000

                                       13